CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectus and "Reports to Shareholders", "Independent Auditors/Accountants" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 18 to the Registration Statement (Form N-1A No. 33-64368) of Neuberger Berman Equity Trust, and to the incorporation by reference of our reports dated October 5, 1998 on Neuberger&Berman International Portfolio a series of Global Managers Trust, included in the 1998 Annual Report to Shareholders of Neuberger&Berman Equity Trust.

                                          /s/ Ernst & Young



December 21, 1998